SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 23, 2005 (March 21, 2005)

Date of Report (Date of earliest event reported)

RCN Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-22825	22-3498533
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

105 Carnegie Center

Princeton, NJ 08540-6215

(Address of principal executive offices, including zip code)

(609) 734-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 21, 2005, RCN Corporation (“RCN”) posted on its website, www.rcn.com/investor/faqs.php, an information page entitled “RCN Stock FAQs”. The RCN Stock FAQs have been posted to assist RCN’s current and former stockholders, bondholders and general unsecured creditors that were affected pursuant to RCN’s emergence from Chapter 11 bankruptcy on December 21, 2004. A copy of the RCN Stock FAQs is attached as Exhibit 99.1.

On March 21, 2005, RCN announced that it had been accepted for listing on The Nasdaq National Market. RCN began trading on The Nasdaq National Market under the symbol “RCNI” on the same date. A copy of the press release, dated March 21, 2005, announcing the foregoing is attached as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit 99.1	RCN Stock FAQs dated March 21, 2005.

	Exhibit 99.2	Press Release announcing RCN’s acceptance for listing on The Nasdaq National Market and the beginning of trading of RCN common stock dated March 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCN CORPORATION

By:	/s/ Peter Aquino
Name:	Peter Aquino
Title:	Chief Executive Officer

Date: March 23, 2005

EXHIBIT INDEX

Exhibit No.

Exhibit 99.1	RCN Stock FAQs dated March 21, 2005.

Exhibit 99.2	Press Release announcing RCN’s acceptance for listing on The Nasdaq National Market and the beginning of trading of RCN common stock dated March 21, 2005.